CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND

CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly Report of Remmington Enterprises, Inc. (the “Company”) on Form 10-Q for the quarter ended April 30, 2014 filed with the Securities and Exchange Commission (the “Report”), I, Michael Richard Hawthorne, Chief Executive Officer of the Company, and I, Lorna Peers, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the consolidated financial condition of the Company as of the dates presented and the consolidated result of operations of the Company for the periods presented.

By:	/s/ Michael Richard Hawthorne
Michael Richard Hawthorne
Name:	Title:Principal Executive Officer and Director
Date:	June 21, 2014

By:	/s/ Lorna Peers
Lorna Peers
Name:	Title: Principal Financial Officer and Director
Date:	June 21, 2014

This certification has been furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.